UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2021

TCG BDC II, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	No. 814-01248	81- 5320146
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Vanderbilt Avenue, Suite 3400 New York, New York		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 813-4900

520 Madison Avenue, 40th Floor, New York, NY 10022
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☒

Item 1.01. Entry into a Material Definitive Agreement.
On January 11, 2021, TCG BDC II, Inc. (the “Company”), in connection with the extension of its investment period to September 11, 2022, entered into a letter agreement (the “Letter Agreement”) with Carlyle Global Credit Investment Management L.L.C., the Company’s investment adviser (the “Adviser”), to amend certain terms of the Investment Advisory Agreement, dated June 26, 2017 (the “Advisory Agreement”), by and between the Company and the Adviser. Under the Letter Agreement, the Adviser has agreed that its management fee will be calculated at an annual rate of 1.00% of the Company’s average capital under management, effective September 12, 2021.
Item 7.01. Regulation FD Disclosure.
On January 15, 2021, the Company disclosed the following information:
Effective January 11, 2021, the Board of Directors extended the Company’s investment period for one additional one-year period to September 11, 2022.
As of December 31, 2020, the Company’s net internal rate of return (“IRR”) has increased to over 7%.
The information disclosed under this Item 7.01 is being “furnished” and shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCG BDC II, INC.
(Registrant)

By:	/s/ Thomas M. Hennigan
Name:	Thomas M. Hennigan
Title:	Chief Financial Officer

Date: January 15, 2021